Exhibit 10.2

Execution Copy

Closing Document No. 18

FIRST AMENDMENT TO MASTER EQUIPMENT LEASE

THIS FIRST AMENDMENT TO MASTER EQUIPMENT LEASE dated as of December 19, 2014 (this “Amendment”), is made by and between MANUFACTURERS AND TRADERS TRUST COMPANY (“Lessor”) and PLUG POWER INC. (“Lessee”).

Background

Lessee and Lessor previously entered into that certain Master Equipment Lease dated as of June 30, 2014 (the “Agreement”). Lessee and Lessor desire to amend certain terms of the Agreement.

Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.             Definitions. Each capitalized term used, but not defined, in this Amendment shall have the meaning given it in the Agreement.

2.             Amendment. The Agreement is hereby amended as follows:

(a)         The following is added as a new Section 18.3:

“18.3 Financial Covenant. So long as any obligations of Lessee remain outstanding under this Lease, including any obligations under any Equipment Schedule, Lessee shall, at all times, have unencumbered Liquid Assets (as hereinafter defined) with cash value not less than $75,000,000.00, to be measured (a) quarterly, or (b) if Lessee does not maintain a minimum of $75,000,000 invested or in cash balances with Wilmington Trust or M&T Bank, monthly. As used herein, the term “Liquid Assets” means cash on hand, plus the value of Marketable Securities, minus the value of restricted retirement assets.”

3.             General. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws. In this Amendment, headings of sections are for convenience of reference only, and are not of substantive effect. This Amendment may be executed in any number of counterparts, each of which constitute an original of this Amendment and all of which collectively constitute a single agreement. This Amendment may be executed and delivered by facsimile signature or by other electronic means (including Adobe’s Portable Document Format). Any such signature shall be of the same force and effect as an original signature. The exchange of this Amendment and related signature pages via facsimile or as an attachment to electronic mail (including Adobe’s Portable Document Format) shall constitute effective execution and delivery by the parties and may be used by the parties for all purposes. As specifically amended by this Amendment, the Agreement remains in full force and effect. Lessee ratifies and reaffirms the Agreement, as amended by this Amendment. Effective on the date of this Amendment, references in the Agreement to “this Agreement”, or equivalent phrasing, refer to the Agreement as amended by this Amendment.

(The remainder of this page is intentionally blank. Signature page follows.)

IN WITNESS WHEREOF, the parties have each executed this First Amendment to Master Equipment Lease as of the date set forth above.

Lessee:		Lessor:

PLUG POWER INC.		MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Paul B. Middleton	By:	/s/ Carlton Anderson
Name:	Paul B. Middleton	Name:	Carlton Anderson
Title:	Chief Financial Officer	Title:	Vice President

(Signature Page — Closing Document No. 18 — Plug Power Inc.)